PLACEMENT AGENT AGREEMENT

June 14, 2006

Kingsdale Capital Markets (USA) Inc.
Exchange Tower
130 King Street West, Suite 2950
P.O. Box 156
Toronto, Ontario M5X 1C7
Attn: Robert Carbonaro, President

Ladies and Gentlemen:

The undersigned, Water Bank of America Inc., a Canadian corporation (the "**Company**") hereby confirms its agreement with you, Kingsdale Capital Markets (USA) Inc., a Delaware corporation (the "**Placement Agent**"), in executing this Placement Agent Agreement (the "**Agreement**") as follows:

1. *Description of Offering*. Subject to and on the terms and conditions hereinafter provided, the Company proposes to offer and sell through you a minimum of sixty (60) and a maximum of ninety (90) units (the "Units") at Fifty Thousand Dollars ($50,000) per Unit, each Unit consisting of (i) one hundred thousand (100,000) shares of Series A Convertible Preferred Stock (the "Preferred Stock"), and (ii) twenty-five thousand (25,000) callable two-year warrants (the "Warrants") to purchase shares of the Company's Common Stock (the "Common Stock") at $1.00 per share, for an aggregate gross offering of a minimum of Three Million Dollars ($3,000,000) and a maximum of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Offering"). Each share of Preferred Stock will be convertible into one (1) share of Common Stock. An investor shall be required to purchase a minimum of two (2) Units, or $100,000. Units are fully described in the Company's Private Placement Memorandum dated June 14, 2006 (the "Private Placement Memorandum"). The Company hereby appoints you as its exclusive agent to sell the Units on a "best efforts" basis, subject to the terms and conditions set forth in this Agreement.

2. *Representations and Warranties of the Company*. The Company represents and warrants to, and agrees with the Placement Agent, as follows:

(a) The Units have not been and will not be registered with the Securities and Exchange Commission; and insofar as such matters may be subject to the control of the Company, the Units will be offered pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "1933 Act"), provided by Section 4(2) of the 1933 Act and Regulation D promulgated thereunder, and similar offering exemptions provided by state laws to a limited number of investors who meet the investor suitability standards set forth in the Private Placement Memorandum.

(b) The Private Placement Memorandum is intended to satisfy the information requirements of Regulation D under the 1933 Act and the laws and regulations of the state securities blue sky laws. In furtherance of that objective, the Company will, during the Offering period, (i) make available to each offeree of Units, and any individual advising such offeree, substantially all of the information required to be furnished to non-accredited investors by Rule 502(b)(2) of Regulation D (notwithstanding that no offers and sales will be made to non-accredited investors) and by applicable state securities blue sky laws relating to the Company and its contemplated investments, and the terms and conditions of the Offering, and (ii) give the offeree and any person advising such offeree the opportunity to ask questions and receive answers concerning the Company and its contemplated investments, and the terms and conditions of the Offering, and obtain any additional information, to the extent such information is in the possession of

the Company or can be acquired without unreasonable effort and expense, and is necessary to verify the accuracy of the information set forth in the Private Placement Memorandum. The Private Placement Memorandum will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; *provided, however*, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein.

(c) The Company is and at the Closing Dates will be a corporation validly existing and in good standing under the laws of Canada with the requisite power and authority to conduct its business as described in the Private Placement Memorandum.

(d) The "Description of Securities" of the Company as set forth in the Private Placement Memorandum was as so described on the date as of which it is set forth therein and is as so described as of the date hereof. The outstanding capital stock of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and conforms to the description thereof contained in the Private Placement Memorandum. Except for certain rights granted to the Company and its affiliates described in the Private Placement Memorandum, there are no options or other agreements outstanding or in existence entitling any person to purchase or otherwise acquire any securities of the Company.

(e) The Units to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered against payment therefor, as provided herein, will be validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Private Placement Memorandum.

(f) To the knowledge of the Company there is no contract or document of a character required to be described in the Private Placement Memorandum that has not been or will not be described as required.

(g) The Company is not in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture or loan agreement of the Company, the result of which default would materially adversely affect the business, financial condition, or results of operations of the Company taken as a whole. The execution and delivery hereof, the fulfillment of the terms herein set forth, and the consummation of the transactions herein contemplated will not conflict with or constitute a breach of, or default under any agreement, indenture or other instrument to which the Company is a party or by which it is bound, or any law, administrative regulation, or court decree applicable to the Company. The consent, approval, authorization or order of any court or governmental body is not required for the consummation of the transactions herein contemplated, except such as may be required by the 1933 Act or under the Blue Sky laws of any jurisdiction.

(h) This Agreement has been duly authorized, executed and delivered on behalf of the Company and is valid and enforceable against the Company in accordance with its terms, subject, as to the enforceability of remedies, to applicable bankruptcy, insolvency, moratorium, and other laws affecting creditors generally, to judicial limitations of the right to specific performance, and to possible limitations on the enforceability of the indemnification and contribution provisions hereof under federal and state securities laws.

(i) Subsequent to the respective dates as of which information is given in the Private Placement Memorandum, and except in each case as described in or contemplated by the Private Placement

Memorandum and as supplemented from time to time, prior to the Closing Dates (hereinafter defined) (i) the Company has not or will not have incurred any material liability or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business; and (ii) there has not been and will not have been any change in the long-term indebtedness of the Company except as set forth in or contemplated by the Private Placement Memorandum, or any material adverse change in or affecting the business, business prospects, financial condition or results of operations of the Company taken as a whole.

(j) The Company intends to apply the proceeds of this Offering as set forth in the Private Placement Memorandum under "Use of Proceeds."

(k) Except as set forth in the Private Placement Memorandum, there is and at the Closing Dates there will be no action, suit, or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially and adversely affect the properties or assets of the Company.

(l) The Company knows of no outstanding or threatened claims for services in the nature of a finder's fee with respect to the financing contemplated by this Agreement and the Company agrees to indemnify and hold you harmless from and against any claims, losses, judgments or expenses relating from any finder's fees payable in connection therewith.

3. *Appointment of the Placement Agent*.

(a) On the basis of the representations, warranties, and agreements herein contained, and subject to the terms and conditions herein set forth, the Company appoints you as its exclusive agent to sell the Units for the account of the Company at a price of Fifty Thousand Dollars ($50,000) per Unit upon the terms and conditions set forth in the Private Placement Memorandum, and you agree to use your best efforts as such agent to procure an unlimited number of "accredited investors" (as such term is defined in Rule 501(a) of Regulation D) to purchase the Units during a period commencing with the Effective Date and ending with the Termination Date (as defined in Section 11 hereof). You may, in your discretion and subject to your compensation set forth in subsection (b) of this Section) use the services of other broker-dealers, who are acceptable to the Company, in connection with the offering and sale of the Units and you may, also in your discretion, allow concessions (limited as set forth in subsection (b) of this Section) from the selling commissions to brokers or selected dealers (the "Selected Dealers") all of which are members of the National Association of Securities Dealers, Inc. ("NASD"), as set forth in the Private Placement Memorandum. Any fee or commission payable to a Selected Dealer engaged by you shall be paid to such Selected Dealer by you, and the Company will not be responsible for the payment to Selected Dealers of any fees or commissions. The arrangements, if any, between the Company, the Placement Agent, and any Selected Dealer, shall be set forth in a Selected Dealers Agreement, which shall provide, among other items, that such Selected Dealers shall be deemed to have agreed to the matters set forth in this Agreement as if the Selected Dealer were a signatory hereto.

(b) The Company will pay you, as compensation for your services hereunder and the services of any brokers or dealers used by you, a cash commission equal to ten percent (10%) of the purchase price of each of the Units which you or such brokers or dealers sell prior to the Termination Date, plus a cash commission equal to three percent (3%) of the purchase price of each of the Units which you or such brokers or dealers sell for non-accountable expenses and expenses related to due diligence activities, provided the minimum of sixty (60) Units is sold. In addition, the Company will issue (i) to you a five-year warrant to purchase ten thousand (10,000) shares of Common Stock for every one (1) Unit sold in this

Offering at an exercise price of 50/100 Dollars ($0.50) per share; and (ii) to selected dealers of investors who purchase two (2) or more Units (*i.e.*, $100,000), a five-year warrant to purchase five thousand (5,000) shares of Common Stock for every one (1) Unit sold by such party at an exercise price of 50/100 Dollars ($0.50) per share. These amounts shall be paid to you and/or the selected dealer on each Closing Date (as hereinafter defined).

(c) Unless the offering of Units is extended or earlier terminated as provided in Section 11 hereof, in the event that sixty (60) Units have not been sold before July 31, 2006, the Offering shall terminate and the Special Account Holder referred to in Section 5 hereof, shall refund to any persons who have subscribed for any of the Units the full amount received from them, without interest, and neither party to this Agreement shall have any further obligations to the other hereunder, except that the provisions of Sections 7, 9 and 10 hereof shall at all times continue to be effective and binding.

(d) If the minimum of sixty (60) Units is sold as provided above, the Placement Agent shall continue to effect sales of the Units for the account of the Company until the Termination Date provided for in Section 11 hereof.

(e) The Placement Agent shall comply with the Rules of the NASD in connection with the Offering and shall require any participating broker-dealers to comply with such NASD Rules.

4. *Representations and Warranties of the Placement Agent*. The Placement Agent represents and warrants to, and agrees with the Company, as follows:

(a) The Placement Agent is a registered broker-dealer with the Securities and Exchange Commission and is registered as a broker-dealer in all states in which it is required to be so registered in connection with the sale of the Units and is a member in good standing of the NASD. Each of the Placement Agent and its employees and representatives who participate in the Offering have, and during the Offering period will continue to have, all state and federal licenses required in order for their participation in the Offering to comply with applicable state and federal laws and regulations applicable to brokers and dealers participating in an offering such as the Offering. The Placement Agent and such employees and representatives will each, at its own expense, maintain such licenses during the course of the Offering.

(b) The Placement Agent shall conduct the offering and sale of the Units in accordance with the applicable provisions of the 1933 Act; and insofar as such matters may be subject to the control of the Placement Agent, preserve for the Company the exemptions provided by Section 4(2) of the 1933 Act and Regulation D promulgated thereunder, and similar offering exemptions provided by state laws to a limited number of investors who meet the investor suitability standards set forth in the Private Placement Memorandum.

(c) To the extent within the control of the Placement Agent, the Placement Agent shall comply and shall use its best efforts to cause each Selected Dealer engaged by it to comply with the limitations on the manner of offering contained in Rule 502(c) of Regulation D and any relevant provision of any applicable state securities blue sky laws. In this regard, the Placement Agent will restrict the offering and sale of the Units to non-public solicitations of subscriptions, will refrain from any general advertising, including but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar news medium or broadcast over television or radio, and (ii) any seminar or meeting, and will refrain from utilizing any sales materials other than the Private Placement Memorandum unless otherwise expressly permitted by the Company and only upon the receipt of a written opinion of counsel to the Company to such effect.

(d) The Placement Agent agrees to solicit purchasers of Units only in states in which it has been advised by the Company and by its counsel that such solicitation can be made and in which the Placement Agent or a Selected Dealer is qualified to act, and such solicitations shall be made subject to any conditions set forth by counsel to the Company. The Placement Agent undertakes to furnish the Company within five (5) days after each Closing Date with a breakdown by state of the number of Units sold in each state in which the Units are offered.

(e) The Placement Agent agrees to treat confidentially any information which is furnished to it (or to parties acting on its behalf) by or on behalf of the Company (the "Information"). The Placement Agent agrees that it will use the Information only for the purposes related to the Offering, and that the Information will be kept confidential by the Placement Agent and its shareholders, partners, members, managers, officers, directors, employees, agents, accountants, attorneys and other affiliates (collectively, the "Affiliates"), and that Placement Agent and its Affiliates will not disclose the Information to any person; *provided, however*, that the Information may be disclosed to (i) Affiliates who need to know such information for the purpose of evaluating or providing services in connection with the Offering, (ii) to any federal or state regulatory agency and their employees, agents, and attorneys for the purpose of making any filings or disclosures required by law, and (iii) any other person to which the Company consents in writing prior to any such disclosure. In the event that the Placement Agent is requested or required (by oral questions, documents, subpoena, civil investigation, demand, interrogatories, request for information, or other similar process) to disclose to any person any information supplied to it or its Affiliates in the course of their dealings with the Company or its respective representatives, the Placement Agent agrees that it will provide the Company with prompt notice of such request(s) within a reasonable time prior to such disclosure so that the Company may seek an appropriate protective order and/or waiver of compliance with the provisions of this Agreement. It is further agreed that, if a protective order is not obtained, or a waiver is not granted hereunder, and the Placement Agent is nonetheless, in the written opinion of counsel, compelled to disclose information concerning the Company to any tribunal or else stand liable for contempt or suffer the censure or penalty, the Placement Agent may disclose such information to such tribunal without liability hereunder. Prior to making such disclosure, the Placement Agent shall deliver a written opinion of its counsel (at the Company's expense) to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

(f) To the best of Placement Agent's knowledge, at the date of the Private Placement Memorandum, the section of the Private Placement Memorandum titled "Terms of the Offering and Plan of Distribution" did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the date of the Private Placement Memorandum, the Placement Agent has not performed any act in contravention of such section of the Private Placement Memorandum or that would make any statement contained therein untrue.

(g) The Placement Agent has been duly organized and is validly existing and in good standing as a corporation under the laws of Delaware, with power and authority (corporate and other) to perform its obligations under this Agreement.

(h) There are no legal or governmental proceedings pending or, to Placement Agent's knowledge, threatened to which Placement Agent is a party or of which any of its properties is the subject which, if determined adversely to Placement Agent, would individually or in the aggregate materially and adversely affect Placement Agent's ability to perform its obligations under this Agreement.

(i) There are no facts or circumstances relating to Placement Agent's directors or officers which would give rise to a prohibition or restriction under the terms of Regulation D.

(j) No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by Placement Agent of its obligations under this Agreement, except such as may be required by the NASD or under Regulation D or state securities or Blue Sky laws.

5. *Delivery, Payment and Closing Dates*.

(a) Prior to the First Closing Date (as hereinafter defined), all checks and all other funds received from the sale of the Units without any deductions whatsoever (including, but not limited to, any selling commissions, or other selling expenses, selling group concessions, or otherwise), shall be forthwith deposited in a special segregated account (the "Special Account") at Heenan Blaikie FBO Water Bank of America Inc. (the "Special Account Holder") by noon of the next business day following receipt thereof. All investors will be instructed to make checks payable to "Water Bank of America Inc., Special Account." In the event that sixty (60) Units (the "Minimum Offering") are not sold on or before the Termination Date, then all sums so deposited shall be returned to the subscribers for the Units without interest. All costs, expenses, and charges incurred with respect to the opening, maintenance and closing of the Special Account shall be paid by the Company.

(b) In the event the Minimum Offering has been achieved on or before the Termination Date, a first closing (the "First Closing") will be held at such time and place as may be mutually agreed upon by the Placement Agent and the Company (the "First Closing Date"), but no later than five (5) business days following such achievement of the Minimum Offering.

(c) Subsequent to the First Closing Date, all checks and all other funds received from the sale of the Units without any deductions whatsoever (including, but not limited to, any selling commissions, selling expenses, selling group concessions, or otherwise) shall be forthwith deposited in the Escrow Account.

(d) If all of the Units are not paid for and delivered by the First Closing, sequential closings (the "Sequential Closings") will be held on the earlier of the fifth (5th) business day following (i) the sale of each additional one Unit; (ii) the date on which the Placement Agent and the Company agree in writing that the offering shall be discontinued prior to the Termination Date; or (iii) the date on which a sale of all ninety (90) Units is achieved (the "Final Closing Date"). The Company and the Placement Agent may mutually agree to hold only one closing. (The First Closing Date and the Final Closing Date are sometimes herein individually called the "Closing Date" and collectively called "Closing Dates." If there is only one Closing Date, the term "Final Closing Date" shall refer to such Closing Date.)

(e) At each Closing, pursuant to this Section, upon written instructions of the Company, or the attorney for the Placement Agent, the funds held by the Special Agent pursuant to this Section (whether held in the Special Account or otherwise) will be delivered to the Company (including the interest earned on such funds while held by the Special Account Holder), less amounts delivered to the Placement Agent pursuant to the next sentence of this paragraph. In addition, at each such Closing, the Company shall deliver to the Placement Agent an amount sufficient to pay all of the Placement Agent's selling commissions, non-accountable expenses, and due diligence expenses with respect to the Units delivered at such Closing. All funds delivered by any parties at any such Closing shall be represented by wire transfers of good clearinghouse funds, or by certified or official bank check or checks payable to the order of the parties to whom such funds are to be delivered.

6. *Agreements of the Company*. The Company agrees as follows:

(a) The Company will not make any amendment or supplement to the Private Placement Memorandum of which you shall not previously have been advised in writing, or to which you shall reasonably object in writing.

(b) The Company will deliver to the Placement Agent without charge as many copies of the Private Placement Memorandum (and of any supplements thereto) as you may reasonably request. The Company consents to the use of such Private Placement Memorandum by the Placement Agent and by all broker-dealers by whom the Units may be sold, both in connection with the offering or sale of the Units and for such period of time thereafter as the Private Placement Memorandum is required by law to be delivered in connection therewith, in accordance with the provisions of the 1933 Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Placement Agent and broker-dealers. If during such period of time any event shall occur which, in the judgment of the Company or in the opinion of the Placement Agent upon concurrence of the Company's counsel, should be set forth in the Private Placement Memorandum in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement the Private Placement Memorandum to comply with the 1933 Act, the Company will forthwith prepare appropriate supplements thereto and will furnish to the Placement Agent, without charge, a reasonable number of copies thereof which the Placement Agent shall use thereafter.

(c) The Company will cause to be delivered to the Placement Agent, in such quantities as you may reasonably request, all supplemental sales materials (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered in connection with the offering of the Units prior to the use or delivery to third parties of the sales materials.

(d) The Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Units for offering and sale by the Placement Agent in such jurisdictions as the Placement Agent, with the consent of the Company (which consent may be withheld or conditioned by the Company in its absolute discretion), shall determine, and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; *provided, however*, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action which would subject it to the service of process in suits, other than those arising out of the offering or sale of the Units in any jurisdiction where it is not now so subject.

(e) During the period of two (2) years after the Closing Date, the Company will furnish to the Placement Agent:

(i) A copy of every report or other communication which the Company shall send to its stockholders; and

(ii) Within 120 days after the end of each fiscal year, copies of its statements of earnings and surplus for such year and its balance sheet as of the end of such year, all in reasonable detail, signed by the Company and accompanied by a copy of the certificate or report thereon of independent certified public accountants.

(f) The Company will notify you promptly of the commencement of any litigation or proceedings against the Company in connection with the offer and sale of the Units.

7. *Payment of Expenses*. The Company agrees with the Placement Agent that the Company will pay all fees and expenses incident to the performance of the obligations of the Company in connection with the Offering, including but not limited to, (a) all expenses and fees in connection with the registration or qualification of the Units under Federal securities laws and state Blue Sky and securities laws; (b) all expenses of printing and distributing the Private Placement Memorandum and any supplements thereto, prior to or during the period specified in Section 6(b) of this Agreement, including postage, air freight and the expenses of packaging; (c) the cost of all certificates representing the Units; (d) fees and expenses of counsel for the Company; (e) fees and expenses of accountants of the Company; (f) all expenses and fees incurred by the Placement Agent in connection with the review by any regulatory agency, including but not limited to, NASD of the filing of the Offering; and (g) all other costs and expenses incident to the performance of the Company's obligations hereunder. If this Agreement shall be terminated by the Placement Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Placement Agent for all its accountable out-of-pocket expenses, including fees and expenses, but excluding payment of salaries or commissions of its personnel reasonably incurred in connection herewith.

8. *Conditions of the Placement Agent's Obligations*. The obligations of the Placement Agent and the closing of the sale of the Units as contemplated herein shall be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof, and each of the Closing Dates, the accuracy of the written statements of the Chairman of the Company made pursuant to the provisions hereof, the performance by the Company of its obligations hereunder, and the following additional conditions:

(a) The Placement Agent shall not have advised the Company that the Private Placement Memorandum or any supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Placement Agent and concurrence of counsel for the Company is material, or omits to state a fact which, in the opinion of such counsels is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) All proceedings and related matters in connection with the organization of the Company and the registration, issue, sale and delivery of the Units shall have been reasonably satisfactory in all material respects to the Placement Agent. The Placement Agent shall have been furnished with such documents and information as it may reasonably have requested to enable it to pass upon the matters referred to in this subsection.

(c) There shall not have occurred any material adverse change in or affecting particularly the business of the Company not contemplated by the Private Placement Memorandum which, in the sole opinion and discretion of the Placement Agent, would materially adversely affect the market for the Units, the prospects for the Company or its business.

9. *Suitability*. In recommending to an investor the purchase of an interest in the Units, the Placement Agent shall comply with the Rules of the NASD and shall:

(a) Have reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person that:

(i) The investor is or will be in a financial position appropriate to enable him to realize

to a significant extent the benefits described in the Private Placement Memorandum, including the tax benefits where they are a significant aspect of the program;

(ii) The investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity;

(iii) The program is otherwise suitable for the investor; and

(iv) Prior to executing the Subscription Agreement inform the prospective investor of all pertinent facts relating to the lack of liquidity and marketability of the Units during the term of the investment.

(b) Maintain in your files documents disclosing the basis upon which the determination of suitability was reached as to each investor.

(c) Have reviewed the Private Placement Memorandum and any other Offering material, if any, provided to you prior to your participation in this Offering to ensure that it fully complies with the Rules of the NASD.

10. *Effective Date*. The Agreement shall become effective at 10:00 A.M., Eastern Daylight Time, June 14, 2006 (the "Effective Date"); *provided, however*, that the provisions of Sections 4, 7 and 11 hereof shall at all times be effective.

11. *Termination*.

(a) This Agreement (except for the provisions of Section 7 hereof) may be terminated by the Company at any time before it becomes effective in accordance with Section 10 hereof by notice to the Placement Agent.

(b) This Agreement (except for the provisions of Section 7 hereof) may be terminated by the Placement Agent (i) at any time before it becomes effective in accordance with Section 10 hereof by notice to the Company; (ii) in the event that the Company shall have failed to comply with any of the provisions of this Agreement to be performed by it at or prior to any Closing Date, or if any of the representations, warranties, covenants, agreements, or conditions of, or applicable to, the Company or any of its affiliates therein contained shall not have been complied with or satisfied within the time specified; (iii) if at or prior to any Closing Date the Company or any of its affiliates shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company, regardless of whether such loss shall have been insured; (iv) if at or prior to any Closing Date existing financial, political or economic conditions in the United States or elsewhere shall have undergone any material adverse change which, in the reasonable opinion of the Placement Agent, would materially and adversely affect the market for the Units, prospects for the Company, its business or its properties.

(c) Unless extended in writing at the option of the Placement Agent and the Company for a period not to exceed July 31, 2006, this Agreement (except Sections 4, 7, and 12, which shall at all times remain effective) shall terminate at July 31, 2006, or at such earlier date as the sale of all of the Units has been achieved (the "Termination Date").

(d) Termination of the Agreement pursuant to this Section shall be without liability of any party to any other party except as provided in Section 6 hereof.

12. *Notices*. All acknowledgements, notices, approvals, requests, responses, waivers and demands of any kind, which either party hereto may be required, or may desire, to serve upon the other party under the terms of, or in connection with this Note, shall be given by mailing a copy thereof, postage prepaid, by certified or registered mail, addressed as follows:

If to Placement Agent: Kingsdale Capital Markets (USA) Inc.
Exchange Tower
130 King Street West, Suite 2950
P.O. Box 156
Toronto, Ontario M5X 1C7
Attn: Robert Carbonaro, President
Telephone: (416) 867-4550
Facsimile: (416) 867-4566

If to Company: Water Bank of America Inc.
1000 rue de la Gauchetiere Ouest, Suite 2400
Montreal, Quebec, Canada H3B 4W5
Attn: Jean-Jean Pelletier,
Senior Vice President – Business Development
Telephone: (514) 448-2169
Facsimile: (514) 448-5101

Notice shall be deemed given on the third business day following the date of mailing or 24 hours if sent by telex, facsimile or electronic mail, to the number or address of addressee set forth above. The above addresses or persons may be changed from time to time by notice served, as hereinabove provided, by the party desiring a change, to the other party.

13. *Survival of Representations*. The respective indemnities, agreements, representations and warranties of the Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company or any controlling person thereof, and will survive the delivery of and payment for the Units.

14. *Indemnification*.

(a) Company's Breach of Representations. Anything to the contrary set forth herein notwithstanding, to the extent there is a breach of any of the Company's representations or warranties made in Section 2(b) hereof which representation or warranty was true and correct as of the date hereof, but was later rendered untrue or incorrect, the liability of the Company (and the amount recoverable by the Placement Agent) with respect thereto shall be limited to the amount of the out-of-pocket expenses in connection with the Offering contemplated by this Agreement incurred by the Placement Agent prior to the date on which the Placement Agent's obligations hereunder lapse by reason of the nonfulfillment of any of the conditions in Section 8 hereof or, in the case of a breach occurring after a Closing Date, shall be limited to the amount of the out-of-pocket expenses incurred by the Placement Agent after the Closing Date and prior to the date on which the Placement Agent's obligations hereunder so lapse.

(b) The Placement Agent shall indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon any negligence or unauthorized conduct or obligation in offering and selling the Units.

(c) If any claim or liability is asserted in writing against a party entitled to indemnification under this Section (the "Indemnified Party") which would give rise to a claim under this Section, the Indemnified Party shall notify the person giving the indemnity (the "Indemnifying Partner") in writing of the same within thirty (30) days of receipt of such written assertion or a claim or liability. The Indemnifying Party shall have the right to defend the claim and control the defense, settlement and prosecution of any litigation. All parties agree to cooperate in the defense of such matters. Should the Indemnified Party fail to notify the Indemnifying Partner in the time required above, this indemnity shall terminate and be of no further force and effect with respect to the subject matter of the required notice.

15. *Modification*. This Agreement can be modified only by a writing signed by the parties hereto or their duly authorized agents, successors or assigns.

16. *Applicable Law; Venue; Jurisdiction*. This Agreement shall be construed in accordance with the laws of the State of New York. The parties hereto hereby consent to the jurisdiction of the Federal and state courts located in the County of Miami-Dade, State of Florida.

17. *Successors and Assigns; Binding Effect*. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, any Selected Dealers, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control Placement Agent or any Selected Dealer within the meaning of Section 15 of the 1933 Act.

18. *Paragraph Headings*. Paragraph headings as used in this Agreement are for convenience only and shall have no effect upon the construction or interpretation of any part of this Agreement.

19. *Counterparts; Facsimile Transmission*. This Agreement may be executed and endorsed in one or more counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Each party hereto, and their respective successors and assigns, shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original ink signatures of each person and entity.

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If the foregoing expresses our agreement with you, kindly confirm by signing the acceptance on the enclosed counterpart hereof and return the same to us, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and you in accordance with its terms.

Very truly yours,

WATER BANK OF AMERICA INC.,

By: ______________________

Name: JEAN - JEAN PELLETIER

Title: SENIOR VICE - PRESIDENT

ACCEPTED AND AGREED TO:

KINGSDALE CAPITAL MARKETS (USA) INC.,

By: ______________________

Robert Carbonaro, President

Dated: June 14, 2006